AMENDED AND RESTATED BY-LAWS
OF
MASTERCARD INCORPORATED

ARTICLE I
STOCKHOLDERS

Section 1. The annual meeting of the stockholders of Mastercard Incorporated (the “Corporation”) for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time and place, if any, within or without the State of Delaware as may be designated from time to time by the Board of Directors of the Corporation (the “Board”).

Section 2. Special meetings of the stockholders of the Corporation may be called only by or at the direction of the Board, the Chairman of the Board or the Chief Executive Officer of the Corporation.

Section 3. Except as otherwise provided by law, the certificate of incorporation of the Corporation or these By-Laws, notice of the time, place (if any), the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes of the meeting of stockholders shall be given not more than sixty, nor less than ten, days previous thereto, to each stockholder entitled to vote at the meeting as of the record date for determining stockholders entitled to notice of the meeting at such address as appears on the records of the Corporation.

Section 4. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation of the Corporation; but if at any meeting of stockholders there shall be less than a quorum present, the chairman of the meeting or the stockholders present may, to the extent permitted by law, adjourn the meeting from time to time without further notice other than announcement at the meeting of the date, time and place, if any, of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

Section 5. The Chairman of the Board, or in the Chairman’s absence or at the Chairman’s direction, the Chief Executive Officer, or in the Chief Executive Officer’s absence or at the Chief Executive Officer’s direction, any officer of the Corporation shall call all meetings of the stockholders to order and shall act as chairman of any such meetings. The Secretary of the Corporation or, in such officer’s absence, an Assistant Secretary shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting. Unless otherwise determined by the Board prior to the meeting, the chairman of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such

Effective as of April 20, 2020

meeting, including, without limitation, convening the meeting and adjourning the meeting (whether or not a quorum is present), imposing restrictions on the persons (other than stockholders of record of the Corporation or their duly appointed proxies) who may attend any such meeting, whether any stockholder or stockholder’s proxy may be excluded from any meeting of stockholders based upon any determination by the chairman of the meeting, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and the circumstances in which any person may make a statement or ask questions at any meeting of stockholders.

Section 6. At all meetings of stockholders, any stockholder entitled to vote thereat shall be entitled to vote in person or by proxy, but no proxy shall be voted after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), the following shall constitute a valid means by which a stockholder may grant such authority: (1) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy, and execution of the writing may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (2) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspector or inspectors of stockholder votes or, if there are no such inspectors, such other persons making that determination shall specify the information upon which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding paragraph of this Section 6 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Proxies shall be filed with the secretary of the meeting prior to or at the commencement of the meeting to which they relate.

Section 7. When a quorum is present at any meeting, the vote of the holders of a majority of the votes cast shall decide any question brought before such meeting, unless the question is one upon which by express provision of the certificate of incorporation of the Corporation, these By-Laws, the rules or regulations of any stock exchange applicable to the Corporation or applicable law or regulation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required and a quorum is present, the affirmative vote of a majority of the votes cast by shares of such class or series or classes or series shall be the act of such class or series or classes or series, unless the question is one upon which by express provision of the certificate of incorporation of the Corporation, these By-Laws, the rules or regulations of any stock exchange applicable to the Corporation or applicable law or regulation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 8.    (A)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders

Effective as of April 20, 2020

shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(B)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which shall not be more than sixty days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9. At any time when the certificate of incorporation of the Corporation permits action by one or more classes of stockholders of the Corporation to be taken by written consent, the provisions of this section shall apply. All consents properly delivered in accordance with the certificate of incorporation of the Corporation, this section and the DGCL shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the Corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board and prior action by the Board is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 10. The officer who has charge of the stock ledger of the Corporation shall prepare and make at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date) showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote

Effective as of April 20, 2020

communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 11. The Board, in advance of all meetings of the stockholders, shall appoint one or more inspectors of stockholder votes, who may be employees or agents of the Corporation or stockholders or their proxies, but not directors of the Corporation or candidates for office. In the event that the Board fails to so appoint one or more inspectors of stockholder votes or, in the event that one or more inspectors of stockholder votes previously designated by the Board fails to appear or act at the meeting of stockholders, the chairman of the meeting may appoint one or more inspectors of stockholder votes to fill such vacancy or vacancies. Inspectors of stockholder votes appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall take and sign an oath to faithfully execute the duties of inspector of stockholder votes with strict impartiality and according to the best of their ability and the oath so taken shall be subscribed by them. Inspectors of stockholder votes shall, subject to the power of the chairman of the meeting to open and close the polls, take charge of the polls, and, after the voting, shall make a certificate of the result of the vote taken.

Section 12.

(A)    Annual Meetings of Stockholders.

Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Article I, Section 3 of these By-Laws, (b) by or at the direction of the Board or any committee thereof, (c) by any stockholder of the Corporation who is entitled to vote on such election or such business at the meeting, who complied with the notice procedures set forth in subparagraphs (ii) and (iii) of this paragraph (A) of this By-Law and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation or (d) in the case of stockholder nominations to be included in the Corporation’s proxy statement for an annual meeting, by a Nominator or Nominator Group (each as defined below) who satisfies the notice, ownership and other requirements of paragraph (C) of this By-Law.

For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 12(A)(i)(c), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations of persons for election to the Board, such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made; and provided further, that for purposes of the application of Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor provision), the date for notice specified in this paragraph (A)(ii) shall be the earlier of the date calculated as hereinbefore provided or the date specified in paragraph (c)(1) of Rule 14a-4.

Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and a statement affirming that such proposed nominee is qualified to serve as a director of the Corporation under Article II of these By-Laws; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such

Effective as of April 20, 2020

business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such business or nomination and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination; (d) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”); and (e) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) the intent or effect of which may be (i) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (ii) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (iii) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation. A stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (A)(ii) or paragraph (B) of this By-Law) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof; such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than 5 days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than 10 days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of 15 days prior to the meeting or any adjournment or postponement thereof). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(iii)    Notwithstanding anything in the second sentence of paragraph (A)(ii) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least eighty days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which a public announcement of such increase is first made by the Corporation before the meeting; provided that, if no such announcement is made at least ten days before the meeting, then no such notice shall be required.

(B)    Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Article I, Section 3 of these By-Laws. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote on such election at the meeting, who complies with the notice procedures set forth in this By-Law and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more

Effective as of April 20, 2020

directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice as required by paragraph (A)(ii) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

(C)    Proxy Access for Director Nominations.

(i) Whenever the Board solicits proxies with respect to the election of directors at an annual meeting, in addition to any persons nominated for election to the Board by or at the direction of the Board or any committee thereof, subject to the provisions of this paragraph (C), the Corporation shall (a) include in its notice of meeting and proxy materials, as applicable, for any annual meeting of stockholders (1) the name of any person nominated for election (the “Stockholder Nominee”) by a stockholder of record as of the date that the Notice of Proxy Access Nomination (as defined below) is received by the Corporation in accordance with this paragraph (C) who is entitled to vote at the annual meeting and who satisfies the notice, ownership and other requirements of this paragraph (C) (a “Nominator”) or by a group of no more than 20 such stockholders (a “Nominator Group”) that, collectively as a Nominator Group, satisfies the notice, ownership and other requirements of this paragraph (C) applicable to a Nominator Group; provided that, in the case of a Nominator Group, each member thereof (each a “Group Member”) shall have satisfied the notice, ownership and other requirements of this paragraph (C) applicable to Group Members, and (2) subject to subparagraph (viii) of this paragraph (C) if the Nominator or the Nominator Group, as applicable, so elects, the Nomination Statement (as defined below) furnished by such Nominator or Nominator Group; and (b) include such Stockholder Nominee’s name on any ballot distributed at such annual meeting and on the Corporation’s proxy card (or any other format through which the Corporation permits proxies to be submitted) distributed in connection with such annual meeting. Nothing in this paragraph (C) shall limit the Corporation’s ability to solicit against, and include in its proxy materials its own statements relating to, any Stockholder Nominee, Nominator or Nominator Group, or to include such Stockholder Nominee as a nominee of the Board.

(ii) At each annual meeting, a Nominator or Nominator Group may nominate one or more Stockholder Nominees for election at such meeting pursuant to this paragraph (C); provided that, the maximum number of Stockholder Nominees nominated by all Nominators and Nominator Groups (including Stockholder Nominees that were submitted by a Nominator or Nominator Group for inclusion in the Corporation’s proxy materials pursuant to this paragraph (C) but either are subsequently withdrawn, disregarded or declared invalid or ineligible pursuant to Article I, Section 12 of these By-Laws or that the Board determines to nominate as Board nominees) appearing in the Corporation’s proxy materials with respect to an annual meeting shall not exceed the greater of (a) two and (b) 20% of the total number of directors in office as of the Final Proxy Access Deadline (as defined below), or if such number is not a whole number, the closest whole number below 20% (the “Maximum Number”). The Maximum Number shall be reduced, but not below zero, by the sum of (x) the number of director candidates that are included in the Corporation’s proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding with one or more stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock of the Corporation by such stockholder or stockholders from the Corporation) and (y) the number of directors that the Board decides to nominate for re-election who were previously elected to the Board based on a nomination made pursuant to this paragraph (C) of this By-Law at one of the previous two annual meetings. If one or more vacancies for any reason occurs on the Board at any time after the Final Proxy Access Deadline but before the date of the applicable annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced. Any Nominator or Nominator Group submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this paragraph (C) shall rank in its Notice of Proxy Access Nomination such Stockholder Nominees based on the order that the Nominator or Nominator Group desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Nominators or

Effective as of April 20, 2020

Nominator Groups pursuant to this paragraph (C) exceeds the Maximum Number. In the event that the number of Stockholder Nominees submitted by Nominators or Nominator Groups pursuant to this paragraph (C) exceeds the Maximum Number, the highest ranking Stockholder Nominee who meets the requirements of this paragraph (C) from each Nominator and Nominator Group will be selected for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, beginning with the Nominator or Nominator Group with the largest number of shares disclosed as owned (as defined below) in its respective Notice of Proxy Access Nomination submitted to the Corporation and proceeding through each Nominator or Nominator Group in descending order of ownership. If the Maximum Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this paragraph (C) from each Nominator and Nominator Group has been selected, this process will continue as many times as necessary, following the same order each time, until the Maximum Number is reached. If, after the Final Proxy Access Deadline, whether before or after the mailing of the Corporation’s definitive proxy statement, (a) a Stockholder Nominee who satisfies the requirements of this paragraph (C) is thereafter nominated by the Board, (b) a Stockholder Nominee who satisfies the requirements of this paragraph (C) becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this paragraph (C), becomes unwilling to serve on the Board, dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the Corporation or (c) a Nominator or Nominator Group withdraws its nomination or becomes ineligible, in the case of clauses (b) or (c) as determined by the Board or the chairman of the meeting, then the Stockholder Nominee shall be disregarded, no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for director election in substitution thereof and the Corporation (1) may omit from its proxy materials information concerning such Stockholder Nominee and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy materials, that the Stockholder Nominee will not be eligible for election at the annual meeting and will not be included as a Stockholder Nominee in the proxy materials.

(iii) To be timely, the Notice of Proxy Access Nomination must be addressed to and received by the Secretary of the Corporation not less than 120 nor more than 150 days prior to the first anniversary of the date on which the Corporation’s definitive proxy statement was released to stockholders in connection with the prior year’s annual meeting; provided, however, that if the annual meeting is convened more than 30 days prior to or delayed by more than 70 days after the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, the Notice of Proxy Access Nomination must be so received not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which a public announcement of the date of the annual meeting is first made (the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this paragraph (C), the “Final Proxy Access Deadline”); provided further that in no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period or extend any time period as provided in this paragraph (C). The written notice required by this paragraph (C) (the “Notice of Proxy Access Nomination”) shall include:

(a)a written notice of the nomination by such Nominator or Nominator Group expressly electing to have its Stockholder Nominee included in the Corporation’s proxy materials pursuant to this paragraph (C) that includes, with respect to the Stockholder Nominee and the Nominator (and any beneficial owner on whose behalf the nomination is made) or, in the case of a Nominator Group, with respect to each Group Member (and any beneficial owner on whose behalf the nomination is made), all of the representations, agreements and other information required by paragraph (A) of this By-Law;

(b)if the Nominator or Nominator Group so elects, a written statement of the Nominator or the Nominator Group for inclusion in the Corporation’s proxy statement in support of the election of the Stockholder Nominee(s) to the Board, which statement shall not exceed 500 words with respect to each Stockholder Nominee (the “Nomination Statement”);

(c)in the case of a nomination by a Nominator Group, the designation by all Group Members of one specified Group Member that is authorized to act on behalf of all

Effective as of April 20, 2020

Group Members with respect to the nomination and matters related thereto, including withdrawal of the nomination;

(d)a representation by the Stockholder Nominee and the Nominator or, in the case of a Nominator Group, each Group Member, that such person has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders, including without limitation the Notice of Proxy Access Nomination and the Nomination Statement, that are or will be true and correct in all material respects and will not omit to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading;

(e)a statement of the Nominator (and any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, each Group Member (and any beneficial owner on whose behalf the nomination is made), setting forth and certifying the number of shares such Nominator or Nominator Group is deemed to own (as determined in accordance with subparagraph (iv) of this paragraph (C)) continuously for at least three years as of the date of the Notice of Proxy Access Nomination and one or more written statements from the stockholder of record of the Required Shares (as defined below), and from each intermediary through which such shares are or have been held during the requisite three-year holding period, verifying that, as of a date within seven days prior to the date that the Notice of Proxy Access Nomination is received by the Secretary of the Corporation, the Nominator or the Nominator Group, as the case may be, owns, and has owned continuously for the preceding three years, the Required Shares, and the Nominator’s or, in the case of a Nominator Group, each Group Member’s agreement to provide (1) within seven days after the record date for the applicable annual meeting, written statements from the stockholder of record and intermediaries verifying the Nominator’s or the Nominator Group’s, as the case may be, continuous ownership of the Required Shares through the record date; provided that, if and to the extent that a stockholder of record is acting on behalf of one or more beneficial owners, such written statements shall also be submitted by any such beneficial owner or owners, and (2) immediate notice if the Nominator or the Nominator Group, as the case may be, ceases to own any of the Required Shares prior to the date of the applicable annual meeting;

(f)a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(g)a representation by the Nominator (and any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, each Group Member (and any beneficial owner on whose behalf the nomination is made): (1) that the Required Shares were acquired in the ordinary course of business and not with intent to change or influence control of the Corporation, and each such person does not presently have such intent, (2) that each such person will maintain ownership (as defined in this paragraph (C)) of the Required Shares through the date of the applicable annual meeting, (3) that each such person has not nominated, and will not nominate, for election to the Board at the applicable annual meeting any person other than its Stockholder Nominee(s) pursuant to this paragraph (C), (4) that each such person has not distributed, and will not distribute, to any stockholders any form of proxy for the applicable annual meeting other than the form distributed by the Corporation, (5) that each such person has not engaged and will not directly or indirectly engage in, and has not been and will not be a participant (as defined in Schedule 14A of the Exchange Act) in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting other than its Stockholder Nominee(s) or a nominee of the Board and (6) that each such person consents to the public disclosure of the information provided pursuant to this paragraph (C);

(h)an executed agreement, in a form deemed satisfactory by the Board, pursuant to which the Nominator (and any beneficial owner on whose behalf the nomination is made) or, in the case of a Nominator Group, each Group Member (and any

Effective as of April 20, 2020

beneficial owner on whose behalf the nomination is made) agrees to (1) comply with all applicable laws, rules and regulations arising out of or relating to the nomination of each Stockholder Nominee pursuant to this paragraph (C), including, without limitation, with respect to any solicitation in connection with the annual meeting or applicable to the filing and use, if any, of soliciting material, (2) assume all liability stemming from any legal or regulatory violation arising out of the communications and information provided by such person(s) to the Corporation and its stockholders, including without limitation the Notice of Proxy Access Nomination, (3) indemnify and hold harmless the Corporation and each of its directors, officers, employees, agents and affiliates individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers, employees, agents and affiliates arising out of or relating to any nomination submitted by such person(s) pursuant to this paragraph (C), (4) file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act, (5) furnish to the Corporation all updated information required by this paragraph (C), including, without limitation, the information required by subparagraph (v) of this paragraph (C) of this By-Law and (6) upon request, provide to the Corporation within five business days after such request, but in any event prior to the day of the annual meeting, such additional information as reasonably requested by the Corporation; and

(i)a letter of resignation signed by each Stockholder Nominee, which letter shall specify that such Stockholder Nominee’s resignation is irrevocable and that it shall become effective upon a determination by the Board or any committee thereof that (1) any of the information provided to the Corporation by the Nominator, the Nominator Group, any Group Member, any beneficial owner on whose behalf the nomination is made or the Stockholder Nominee in respect of the nomination of such Stockholder Nominee pursuant to this paragraph (C) is or was untrue in any material respect (or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading) or (2) the Stockholder Nominee, the Nominator, the Nominator Group or any Group Member, any beneficial owner on whose behalf the nomination is made or any affiliate thereof shall have breached any of its obligations or agreements under this paragraph (C).

(iv)    To nominate any such Stockholder Nominee pursuant to this paragraph (C), the Nominator shall have owned or, in the case of a Nominator Group, collectively as a Nominator Group owned shares representing 3% or more of the voting power of the outstanding shares of Class A Common Stock of the Corporation entitled to vote generally in the election of directors (the “Required Shares”) continuously for at least three years as of both the date the Notice of Proxy Access Nomination is submitted to the Corporation and the record date for determining stockholders eligible to vote at the annual meeting and must continue to own the Required Shares at all times between the date the Notice of Proxy Access Nomination is submitted to the Corporation and the date of the applicable annual meeting; provided that if and to the extent a stockholder of record is acting solely on behalf of one or more beneficial owners (a) only the shares owned by such beneficial owner or owners, and not any other shares owned by any such stockholder of record, shall be counted for purposes of satisfying the foregoing ownership requirement and (b) the aggregate number of stockholders of record and all such beneficial owners whose share ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed 20. Two or more funds that are (a) under common management and investment control, (b) under common management and funded primarily by the same employer or (c) a “family of investment companies” or “group of investment companies,” as such terms are defined in the Investment Company Act of 1940, as amended, shall be treated as one stockholder of record or beneficial owner, as the case may be, for the purpose of satisfying the foregoing ownership requirements; provided that each fund otherwise meets the requirements set forth in this paragraph (C); and provided further that any such funds whose shares are aggregated for the purpose of satisfying the foregoing ownership requirements provide documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and investment control within seven days after the Notice of

Effective as of April 20, 2020

Proxy Access Nomination is delivered to the Corporation. No stockholder of record or beneficial owner may be a member of more than one Nominator Group.

For purposes of this paragraph (C), “ownership” shall be deemed to consist of and include only the outstanding shares of Class A Common Stock of the Corporation as to which a person possesses both (a) the full voting and investment rights pertaining to such shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the ownership of shares calculated in accordance with clauses (a) and (b) above shall not include any shares (i) that a person or any of its affiliates has sold in any transaction that has not been settled or closed, including any short sale, (ii) that a person or any of its affiliates has borrowed for any purposes or purchased pursuant to an agreement to resell or (iii) that are subject to any option, warrant, forward contract, swap, contract of sale or other derivative instrument or similar agreement entered into by a person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding Class A Common Stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, the person’s or such person’s affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such person’s or such person’s affiliates’ shares. “Ownership” shall include shares held in the name of a nominee or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. A person’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the person has the power to recall such loaned shares on five business days’ notice. The determination of whether the requirements of “ownership” of shares for purposes of this paragraph (C) are met shall be made by the Board, which determination shall be conclusive and binding on the Corporation, its stockholders and all other parties. For the purposes of this paragraph (C), the terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For purposes of this paragraph (C), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Exchange Act.

(v) For the avoidance of doubt, with respect to any nomination submitted by a Nominator Group pursuant to this paragraph (C), the information required by subparagraph (iii) of this paragraph (C) to be included in the Notice of Proxy Access Nomination shall be provided by each Group Member (and any beneficial owner on whose behalf the nomination is made) and each such Group Member (and any beneficial owner on whose behalf the nomination is made) shall execute and deliver to the Secretary of the Corporation the representations and agreements required under subparagraph (iii) of this paragraph (C) at the time the Notice of Proxy Access Nomination is submitted to the Corporation. In the event that the Nominator, Nominator Group or any Group Member shall have breached any of their agreements with the Corporation or any information included in the Nomination Statement, or any other communications by the Nominator, Nominator Group or any Group Member (and any beneficial owner on whose behalf the nomination is made) with the Corporation or its stockholders, ceases to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading), each Nominator, Nominator Group or Group Member (and any beneficial owner on whose behalf the nomination is made), as the case may be, shall promptly (and in any event within 48 hours of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading)) notify the Secretary of the Corporation of any such breach, inaccuracy or omission in such previously provided information and shall provide the information that is required to correct any such defect, if applicable, it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Stockholder Nominee from its proxy materials as provided in this paragraph (C). All such information required to be included in the Notice of Proxy Access Nomination shall also be true and correct (a) as of the record date for determining the stockholders entitled to notice of the meeting and (b) as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than 15 days prior to the meeting or any adjournment

Effective as of April 20, 2020

or postponement thereof, the information shall be supplemented and updated as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of 15 days prior to the meeting or adjournment or postponement thereof) and not later than five days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than 15 days prior the date of the meeting or any adjournment or postponement thereof). Notwithstanding anything to the contrary set forth herein, if any Nominator, Nominator Group or Group Member (and any beneficial owner on whose behalf the nomination is made) has failed to comply with the requirements of this paragraph (C), the Board or the chairman of the meeting shall declare the nomination by such Nominator or Nominator Group to be invalid, and such nomination shall be disregarded.

(vi) Stockholder Nominee Requirements.

(a)Within the time period specified in this paragraph (C) for delivering the Notice of Proxy Access Nomination, each Stockholder Nominee must deliver to the Secretary of the Corporation a written representation and agreement, which shall be deemed a part of the Notice of Proxy Access Nomination for purposes of this paragraph (C), that such person: (1) consents to be named in the proxy statement as a nominee, to serve as a director if elected and to the public disclosure of the information provided pursuant to this paragraph (C); (2) understands his or her duties as a director under Delaware law and agrees to act in accordance with those duties while serving as a director; (3) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question to be decided by the Board (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (4) is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person other than with the Corporation that has not been disclosed to the Corporation, including any agreement to indemnify such Stockholder Nominee for obligations arising as a result of his or her service as a director of the Corporation, and has not and will not receive any such compensation or other payment from any person other than the Corporation that has not been disclosed to the Corporation, in each case in connection with such nominee’s nomination, service or action as a director of the Corporation; (5) if elected as a director of the Corporation, will comply with all applicable laws and stock exchange listing standards and the Corporation’s policies, guidelines and principles applicable to directors, including, without limitation, the Corporation’s Corporate Governance Guidelines, Code of Conduct, confidentiality, share ownership and trading policies and guidelines, and any other codes, policies and guidelines or any rules, regulations and listing standards, in each case as applicable to the Board; and (6) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(b)At the request of the Corporation, each Stockholder Nominee for election as a director of the Corporation must promptly submit (but in no event later than seven days after receipt of the request) to the Secretary of the

Effective as of April 20, 2020

Corporation all completed and signed questionnaires required of directors. The Corporation may request such additional information as necessary to permit the Board to determine if each nominee is independent under the listing standards of each principal exchange upon which the shares are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors and to determine whether the nominee otherwise meets all other publicly disclosed standards applicable to directors.

(c)In the event that the Stockholder Nominee shall have breached any of their agreements with the Corporation or any information or communications provided by a Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such nominee shall promptly (and in any event within 48 hours of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading)) notify the Secretary of the Corporation of any such breach, inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct, if applicable, it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Stockholder Nominee from its proxy materials as provided in this paragraph (C).

(vii)     Notwithstanding anything to the contrary contained in this paragraph (C), the Corporation shall not be required to include, pursuant to this paragraph (C), a Stockholder Nominee in its proxy materials for any meeting of stockholders, or, if the proxy statement already has been filed, to submit the nomination of a Stockholder Nominee to a vote of the stockholders at the annual meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation:

(a)for any meeting for which the Secretary of the Corporation receives notice that the Nominator, the Nominator Group or any Group Member, as the case may be, or any other stockholder, intends to nominate one or more persons for election to the Board pursuant to paragraph (A) of this By-Law;

(b)who is an Industry Director (as defined in the certificate of incorporation of the Corporation), as determined by the Board in its sole discretion;

(c)who is not determined by the Board in its sole discretion to be independent under the listing standards of each principal exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing independence of the Corporation’s directors;

(d)who is not determined by the Board to meet the audit committee independence requirements under the rules of any stock exchange on which the Corporation’s securities are traded or to qualify as a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule) or as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986;

(e)whose election as a member of the Board would cause the Corporation to be in violation of these By-Laws, the Corporation’s certificate of incorporation, the rules and listing standards of the principal securities exchanges upon which the shares of the Corporation are listed, or any applicable law, rule or regulation or of any publicly disclosed standards of the Corporation applicable to directors, in each case as determined by the Board in its sole discretion; who is or has been, within the past three years, an officer or director of a competitor, as

Effective as of April 20, 2020

defined in Section 8 of the Clayton Antitrust Act of 1914, or a Similar Person, as defined in the Corporation’s certificate of incorporation;

(f)who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years;

(g)who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;

(h)if the Stockholder Nominee or Nominator (or any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, any Group Member (or any beneficial owner on whose behalf the nomination is made) shall have provided information to the Corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board in its sole discretion;

(i)to the extent permitted under applicable law, the Nominator (or a qualified representative thereof) or, in the case of a Nominator Group, the representative designated by the Nominator Group in accordance with subparagraph (iii)(c) of this paragraph (C) of this By-Law (or a qualified representative thereof), or the Stockholder Nominee, does not appear at the applicable annual meeting to present the Stockholder Nominee for election;

(j)if the Nominator (or any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, any Group Member (or any beneficial owner on whose behalf the nomination is made) has engaged in or is currently engaged in, or has been or is a participant (as defined in Schedule 14A of the Exchange Act) in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting other than its Stockholder Nominee(s) or a nominee of the Board; or

(k)the Nominator or, in the case of a Nominator Group, any Group Member, or applicable Stockholder Nominee otherwise breaches or fails to comply with its representations or obligations pursuant to these By-Laws, including, without limitation, this paragraph (C).

For the purpose of this subparagraph (vii), clauses (b) through (l) will result in the exclusion from the proxy materials pursuant to this paragraph (C) of the specific Stockholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of the Stockholder Nominee and, in either case, the inability of the Nominator or Nominator Group that nominated such Stockholder Nominee to substitute another Stockholder Nominee therefor; however, clause (a) will result in the exclusion from the proxy materials pursuant to this paragraph (C) of all Stockholder Nominees for the applicable annual meeting, or, if the proxy statement already has been filed, the ineligibility of all Stockholder Nominees.

(viii)     Notwithstanding anything to the contrary contained in this paragraph (C), the Corporation may omit from its proxy materials any information, including all or any portion of the Nomination Statement, if the Board determines that the disclosure of such information would violate any applicable law or regulation or that such information is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(ix)     The Board (or any other person or body authorized by the Board) shall have the exclusive power and authority to interpret the provisions of this paragraph (C) and make all determinations deemed necessary or advisable in connection with this paragraph (C) to any person, facts

Effective as of April 20, 2020

or circumstances. All such actions, interpretations and determinations that are done or made by the Board (or any other person or body authorized by the Board) shall be final, conclusive and binding on the Corporation, the stockholders and all other parties.

(x)     This paragraph (C) shall be the exclusive method for stockholders to include nominees for director in the Corporation’s proxy materials.

(D)     General.

(i)     Only persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the certificate of incorporation of the Corporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 12, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii)     For purposes of this By-Law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii)     For purposes of this By-Law, no adjournment or postponement or notice of adjournment or postponement of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 12, and in order for any notification required to be delivered by a stockholder pursuant to this Section 12, to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

(iv)     Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law; provided, however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this By-Law (including paragraphs (A)(i)(c) and (B) hereof), and compliance with paragraphs (A)(i)(c) and (B) of this By-Law shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in this By-Law shall apply to the right, if any, of the holders of any series of Preferred Stock (as defined in the Corporation’s certificate of incorporation) to elect directors pursuant to any applicable provisions of the Corporation’s certificate of incorporation.

ARTICLE II
BOARD OF DIRECTORS

Section 1. The Board shall consist, subject to the certificate of incorporation of the Corporation, of such number of directors, not less than three nor more than fifteen, as shall from time to time be fixed exclusively by resolution adopted by affirmative vote of the majority of the Board.

Effective as of April 20, 2020

Section 2. Prior to the 2013 annual meeting of stockholders, the directors shall be divided into three classes in the manner set forth in the certificate of incorporation of the Corporation, each class to be elected for the term set forth therein. A majority of the total number of directors then in office (but not less than one-third of the number of directors constituting the entire Board) shall constitute a quorum for the transaction of business; provided, that a quorum shall not be constituted unless directors who are neither Industry Directors (as defined in the certificate of incorporation of the Corporation) nor officers of the Corporation represent a majority of the directors present. Except as otherwise provided by law, these By-Laws or by the certificate of incorporation of the Corporation, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board.

Section 3.     (A)    Except as otherwise provided by these By-Laws, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, or at any time thereafter, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 3, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).

(B)     In order for any incumbent director to become a nominee of the Board for further service on the Board, such person must submit an irrevocable resignation, contingent on (a) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (b) acceptance of that proffered resignation by the Board in accordance with the policies and procedures adopted by the Board for such purpose. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Nominating and Corporate Governance Committee, or such other committee designated by the Board pursuant to these By-Laws, shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board shall act on the proffered resignation, taking into account the committee’s recommendation within ninety (90) days following certification of the election results. The committee in making its recommendation and the Board in making its decision each may consider any factors and other information that they consider appropriate and relevant.

(C)     If the Board accepts a director's resignation pursuant to this Section 3, or if a nominee for director who is not an incumbent director is not elected with a majority of votes in an election that is not a Contested Election, then the Board may fill the resulting vacancy pursuant to Article II, Section 5 of these By-Laws.

Section 4. (A)     The Board shall be comprised of directors at least 64% of whom the Board shall have determined are not Industry Directors (as defined in the certificate of incorporation of the Corporation). Further, the number of directors who are neither Industry Directors nor officers or employees of the Corporation or any of its subsidiaries shall at all times be at least two greater than the number of directors who are either Industry Directors or officers or employees of the Corporation or any of its subsidiaries.

(B)     A person shall qualify for election and continued service as a director of the Corporation only if the Board shall have determined that such person shall not:

(i)     except in the case of an Industry Director or a director who is an officer or employee of the Corporation or any of its subsidiaries (x) be a director, officer, employee or agent of, or represent or otherwise be affiliated with, a Member (as defined in the certificate of incorporation of the Corporation) or Similar Person (as defined in the certificate of incorporation of the Corporation), (y) have been a director, officer, employee or agent of, or have represented or otherwise been affiliated with, a Member or Similar Person during the prior eighteen (18) months or (z) have any business relationship with a Member or Similar Person that is material to such person;

(ii)    be a trustee, officer, employee or agent of, or represent or otherwise be affiliated with, The Mastercard Foundation, or have been a director, officer, employee or agent of, or have

Effective as of April 20, 2020

represented or otherwise been affiliated with, The Mastercard Foundation during the prior three years or otherwise have any business relationship with The Mastercard Foundation that is material to such person; or

(iii)    be a director, regional board director, officer, employee or agent of, or represent (x) an entity that owns and/or operates a payment card program competitive with the Corporation’s comparable card programs, as determined in the sole discretion of the Board (a “Competitor”) or (y) an institution that is represented on any board of a Competitor.

If at any time an individual fails to satisfy these qualifications, as determined by the Board in its sole discretion, such individual shall automatically, without further action of the director, cease to be a director of the Corporation.

Section 5. Subject to the certificate of incorporation of the Corporation, unless otherwise required by law, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board shall be filled only by a majority of the directors then in office who are not Industry Directors, although less than a quorum, or by a sole remaining director who is not an Industry Director. Notwithstanding the immediately preceding sentence, if the Board shall be comprised only of Industry Directors, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Prior to the 2013 annual meeting of stockholders, if any applicable provision of the DGCL expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80% of the votes cast thereon by the outstanding shares of the Corporation then entitled to vote at an election of directors, voting together as a single class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Section 6. The Board shall appoint a director who is neither an Industry Director nor an officer of the Corporation to serve as a liaison between the Board and the board of directors of The Mastercard Foundation (as defined in the certificate of incorporation of the Corporation) for the purpose of coordinating and facilitating communications between The Mastercard Foundation and the Corporation.

Section 7. Meetings of the Board shall be held at such place, if any, within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the notice of any meeting. Regular meetings of the Board shall be held at such times as may from time to time be fixed by resolution of the Board and special meetings may be held at any time upon the call of the Chairman of the Board or the Chief Executive Officer, by oral or written notice, including telegraph, telex or transmission of a telecopy, e-mail or other means of electronic transmission, duly served on or sent and delivered to each director to such director’s address, e-mail address or telephone or telecopy number as shown on the books of the Corporation not less than 24 hours before the meeting. The notice of any meeting need not specify the purposes thereof. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place, if any, at which such meeting is held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Notice of any meeting need not be given to any director who shall attend such meeting (except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing (including by electronic transmission).

Section 8. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class without one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, and other features of such directorships shall be governed by the terms of the certificate of incorporation of the Corporation (including any certificate of designation relating to any series of Preferred Stock) applicable thereto.

Effective as of April 20, 2020

Section 9. If at any meeting for the election of directors, the Corporation has outstanding more than one class of stock, and one or more such classes or series thereof are entitled to vote separately as a class to elect directors, and there shall be a quorum of only one such class or series of stock, that class or series of stock shall be entitled to elect its quota of directors notwithstanding absence of a quorum of the other class or series of stock.

Section 10. The Board may from time to time establish committees of the Board including, without limitation, an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee, to serve at the pleasure of the Board which shall be comprised of such members of the Board and have such duties as the Board shall from time to time establish. Any director may belong to any number of committees of the Board; provided, however, that no more than one-third of the members of any Executive Committee, the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee shall be Industry Directors and; provided, further, that (1) no more than one Industry Director may serve on the Nominating and Corporate Governance Committee and (2) no Industry Director shall participate in the process of (x) nominating any person to serve as a director of the Corporation or (y) selecting any person to serve as a director of The Mastercard Foundation. The Board may also establish such other committees with such members (whether or not directors) and with such duties as the Board may from time to time determine. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Unless otherwise provided in the certificate of incorporation, the By-Laws or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Section 11. Unless otherwise restricted by the certificate of incorporation of the Corporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing (including by electronic transmission), and the writing or writings are filed with the minutes of proceedings of the Board.

Section 12. Each director of the Corporation shall also serve as a director on the Board of Mastercard International Incorporated (“Mastercard International”). Any director of the Corporation who shall resign or be removed from his or her position as a director of the Corporation shall automatically, without further action of the director, cease to be a director of Mastercard International.

Section 13. The members of the Board or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting.

Section 14. The Board may establish policies for the compensation of directors and for the reimbursement of the expenses of directors in connection with services provided by directors to the Corporation.

Section 15. The Board may elect or appoint a Chairman of the Board; provided, that no Industry Director may serve as Chairman of the Board and; provided, further, that no officer of the Corporation may serve as Chairman of the Board unless such officer’s election or appointment to so serve is approved by the affirmative vote of at least 75% of the entire Board.

Section 16.  In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the Delaware General Corporation Law, or other similar emergency condition, including an epidemic that has been recognized as an emergency by the federal government (the “Emergency”), as a result of which a quorum of the Board or a standing committee thereof cannot readily be convened for action, then during such Emergency:

Effective as of April 20, 2020

(A) A meeting of the Board or a committee thereof may be called by any director or officer by such means as may be feasible at the time, and notice of any such meeting of the Board or any committee may be given only to such directors as it may be feasible to reach at the time and by such means as may be feasible at the time.

(B) The director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board as they shall deem necessary and appropriate.

ARTICLE III
OFFICERS

Section 1. The Board, at its next meeting following each annual meeting of the stockholders, shall elect officers of the Corporation, including a President, a Chief Executive Officer and a Secretary. The Board may also from time to time elect such other officers (including one or more Presidents, Vice Presidents, a Treasurer, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers) as it may deem proper or may delegate to any elected officer of the Corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board or the Chief Executive Officer may determine. Any two or more offices may be held by the same person.

Section 2. All officers of the Corporation shall hold office for such terms as may be determined by the Board or the Chief Executive Officer or until their respective successors are chosen and qualified. Any officer may be removed from office at any time either with or without cause by the Chief Executive Officer or the affirmative vote of a majority of the members of the Board then in office, or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Chief Executive Officer or the Board.

Section 3. Each of the officers of the Corporation elected by the Board or appointed by an officer in accordance with these By-Laws shall have the powers and duties prescribed by law, by the By-Laws or by the Board and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by the By-Laws or by the Board or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office. The Chief Executive Officer shall have authority over the general direction of the affairs of the Corporation.

Section 4. Unless otherwise provided in these By-Laws, in the absence or disability of any officer of the Corporation, the Board may, during such period, delegate such officer’s powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office.

Section 5. No officer of the Corporation shall also be a director, officer, agent or representative of a Member.

ARTICLE IV
CORPORATE BOOKS

The books of the Corporation may be kept inside or outside of the State of Delaware at such place or places as the Board may from time to time determine.

ARTICLE V
CHECKS, NOTES, PROXIES, ETC.

All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be authorized from time to time by the Chief Executive Officer, Chief Financial Officer, Treasurer or such other officer or officers who may be

Effective as of April 20, 2020

delegated such authority by the foregoing. Proxies to vote and consents with respect to securities of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, or by such officers as the Chairman of the Board, the Chief Executive Officer or the Board may from time to time determine.

ARTICLE VI
FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December following.

ARTICLE VII
CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the Corporation. In lieu of the corporate seal, when so authorized by the Board or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

ARTICLE VIII
AMENDMENTS

These By-Laws may be made, amended, altered, changed, added to or repealed at any meeting of the Board or of the stockholders, provided notice of the proposed change was given in the notice of the meeting of the stockholders or, in the case of a meeting of the Board, in a notice given not less than two days prior to the meeting; provided, however, that, the affirmative vote of at least 75% of the entire Board shall be required to alter, change, amend or repeal the second proviso of Article II, Section 15 of these By-Laws or to adopt any provision inconsistent therewith and; provided, further, that, notwithstanding any other provisions of these By-Laws or any provision of law which might otherwise permit a lesser vote of the stockholders, the affirmative vote of the holders of at least 80% in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to make, alter, change, amend, add to or repeal these By-Laws or to adopt any provision inconsistent therewith.

Effective as of April 20, 2020